Exhibit 4.1

Dividend Reinvestment Enrollment - Participant Declaration Form

The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Regulations made thereunder (collectively, the “Act”) require that Computershare Trust Company of Canada collect and record specified information on accounts it opens for individuals or entities under a dividend reinvestment plan. Please read Instructions below before completing the Reinvestment Enrollment - Participant Declaration Form on the reverse.

INSTRUCTIONS
In order that Computershare may comply with its legal obligations under the Act, this declaration and enrollment form must be completed in full and signed by all registered holder(s). Otherwise Computershare cannot process your enrollment in the Rogers Communications Inc. Dividend Reinvestment Plan (the “Plan”).

Part A – PARTICIPANT DECLARATION

If a Plan account is registered to:
1)	an individual account holder or more than one holder– each individual must complete their Date of Birth and Principal Business or Occupation.
2)
a Corporation – it must mail or hand-deliver this declaration and enrollment form along with a copy of its official corporate records relating to the authority to operate this account. Neither Date of Birth nor Principal Business or Occupation is required to be completed. Mark the applicable account holder status box.

3)
a Trust, Partnership, or an unincorporated Fund or Organization – Complete the field for Principal Business or Occupation. Date of Birth is not required to be completed. Mark the applicable account holder status box.

As space on the front of this form is limited to 2 holder declarations and signatures, photocopies of this form may be made if required.

Part B – THIRD PARTY DETERMINATION

In order that Computershare may comply with its legal obligations under the Act, you must check one of the two boxes provided with regard to any third party interest in the account, and fill in the additional fields if required, including a description of the relationship. For example, are you an agent, custodian, attorney, or legal guardian, or otherwise holding the account on behalf of a spouse, relative, business partner or friend?

Part C – ENROLLMENT PARTICIPATION

This section must be completed to process your request for enrollment in the Plan.

00RJ9D	Rogers & Mobius Design, plus associated marks and logos are trade-marks of Rogers Communications Inc. or an affiliate, used under license. All rights reserved.

Rogers Computershare 9th Floor, 100 University Avenue Toronto, Ontario M5J2Y1 Telephone 1-800-564-6253 www.computershare.com Use a black or blue pen. Print in CAPITAL letters inside the grey areas as shown in this example. Please complete the information fields below (print clearly) in full Holder Account Number Registered Name in which account is held (eg. John Smith) Apt. Street Number Street Name City Prov./State Postal / Zip Code

                          RCIQ
Dividend Reinvestment Enrollment - Participant Declaration Form

A – PARTICIPANT DECLARATION

I/We, the account holder(s) named above, hereby certify as follows:

1)	Date of Birth:				Principal Business or Occupation
		Day	Month	Year		(e.g. cashier, student, retired, accounting firm)

2)	Date of Birth:				Principal Business or Occupation
		Day	Month	Year		(e.g. cashier, student, retired, accounting firm)

and that the account holder is (Check the appropriate account holder status box, if applicable):

☐	a Corporation, Trust, Partnership, or an unincorporated Fund or Organization (Required documents enlcosed, as applicable)	☐	a Financial Entity or Securities Dealer and is exempt from Third Party Determination in Section B below. (Proceed to part C)

B – THIRD PARTY DETERMINATION – Check one of the two boxes below. If the second box is marked, you must provide the information

☐	This account is not intended to be used by, or on behalf of, a 3rd party.	☐	This account is intended to be used by, or on behalf of, a 3rd party and I have completed the required information fields below.
Name of 3rd party:
Address of 3rd party:
Date of Birth of 3rd party (if an individual):
Nature of Principal Business or Occupation of 3rd party:
If 3rd party is a Corporation, provide incorporation number and place of issue:
Describe relationship between account holder and 3rd party, in respect of the account:
C – ENROLLMENT PARTICIPATION

☐
Full Reinvestment
Please mark the applicable box(es) if you wish to participate in full reinvestment. All dividends payable on the class of shares indicated now held and any Class B Shares held in your Plan account will be reinvested.

	☐	Class B Shares	☐	Class A Shares

   Dividends on Class A Shares enrolled in the Plan will be reinvested in Class B Shares.

☐
Partial Reinvestment
Please mark the applicable box(es) and select the number of whole shares for which you wish to have dividends reinvested. The dividends on all your other shares and any future holdings, will be paid in cash.

Note:     Dividends on all Class B Shares (including fractional interests) held in your Plan account as a result of dividend reinvestment wil be reinvested.

By participating in the Plan, I/we confirm that I/we have read, fully understand and agree to be bound by the terms and conditions of the prospectus or brochure that governs the Plan. I/We agree that participation in the Plan will continue until termination by Rogers Communications Inc. or until I/we notify Computershare in writing that I/we desire to terminate participation in accordance with the terms and conditions of the prospectus or brochure that governs the Plan. I/We acknowledge that withdrawals and sales of Class B shares from the Plan account will be subject to the terms and conditions of the prospectus or brochure that governs the Plan. I/We also confirm the completeness and accuracy of the information I/we have provided in this Reinvestment Enrollment – Participation Declaration form.

To be valid, this form must be signed by all registered account holder(s) or applicable authorized individual(s). If you do not sign and return this form, you will continue to receive Rogers Communications Inc. dividend payments in cash.

 Privacy Notice

Computershare is committed to protecting individuals’ personal information. In the course of providing our services, we receive non-public personal information - from transactions we perform for investors, forms sent to us, other communications we have with investors or representatives, etc. This information could include name, address, social insurance number, social security number, securities holdings and other financial information. We use this to administer investor accounts, to better serve investors’ and clients’ needs and for other lawful purposes relating to our services. We have prepared a Privacy Code to tell you more about our information practices and how personal information is protected. It is available at our website, www.computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1.

Please return completed form to: Computershare, 9th Floor North Tower, 100 University Ave, Toronto Ontario M5J 2Y1

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Registered Name in which account is held (e.g. John Smith) Number of whole Class B Shares Number of whole Class A Shares Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Day Month Year